 Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$172,932,395
Realized Trading Gain (Loss) on Swaps	(105,930,465)
Unrealized Gain (Loss) on Market Value of Futures	(504,300,275)
Unrealized Gain (Loss) on Market Value of Swaps	(112,701,442)
Interest Income	168,634
Total Income (Loss)	$(549,831,153)

Expenses
Investment Advisory Fee	$1,778,798
Brokerage Commissions	711,043
Tax Reporting Fees	268,400
Legal Fees	181,860
NYMEX License Fee	78,057
SEC & FINRA Registration Expense	76,500
Non-interested Directors' Fees and Expenses	16,485
Audit Fees	13,589
Prepaid Insurance Expense	1,923
Total Expenses	$3,126,655
Net Gain (Loss)	$(552,957,808)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$4,020,029,229
Additions (28,400,000 Units)	303,383,524
Net Gain (Loss)	(552,957,808)

Net Asset Value End of Period	$3,770,454,945
Net Asset Value Per Unit (375,800,000 Units)	$10.03

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502